                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 19, 2001

                      PEGASUS MEDIA & COMMUNICATIONS, INC.
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             (Exact Name of Registrant as Specified in its Charter)




     Delaware                    33-95042                       23-2778525
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 (State or Other                (Commission                    (IRS Employer
 Jurisdiction of                File Number)                Identification No.)
 Incorporation)

      c/o Pegasus Communications Management Company, 225 City Line Avenue,
                   Suite 200, Bala Cynwyd, Pennsylvania 19004
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code:   888-438-7488
                                                           -------------------


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          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.   Other Events.
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Developments in DirecTV Litigation
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         The Registrant now updates previously reported developments in the
DirecTV litigation in which it is engaged:

         As previously reported, DirecTV filed on March 9, 2001 a counterclaim against our subsidiaries, Pegasus Satellite Television, Inc. and Golden Sky Systems, Inc., as well as the class members seeking two claims for relief: (i) a declaratory judgment that our subsidiaries have no right of first refusal in our agreements with the National Rural Telecommunications Cooperative to have DirecTV provide any services after the expiration of the term of these agreements, and (ii) an order that DBS-1 is the satellite (and the only satellite) that measures the term of our agreements with the National Rural Telecommunications Cooperative. On July 2, 2001, DirecTV filed under seal a summary judgment motion on its term claim, which motion is currently scheduled to be heard on August 27, 2001.

         On May 21, 2001, Pegasus Satellite Television, Golden Sky Systems and the class members moved to amend our complaints to add certain additional claims against DirecTV relating to, among other things, DirecTV's provision of advanced services. The court granted our motion on June 19, 2001.

Seamless Marketing Agreement
----------------------------

         On June 22, 2001, DirecTV brought suit against Pegasus Satellite Television and Golden Sky Systems in Los Angeles County Superior Court for breach of contract and common counts. The lawsuit pertains to the Seamless Marketing Agreement dated August 9, 2000, as amended, between DirecTV, on the one hand, and Pegasus Satellite Television and Golden Sky Systems, on the other hand. Pursuant to the terms of that agreement, the parties agreed upon arrangements relating to the marketing activities of DirecTV retailers and distributors in Pegasus Satellite Television and Golden Sky Systems' territories. DirecTV alleges that we have not made certain payments due under the agreement. Prior to the filing of DirecTV's complaint, we asserted in correspondence to DirecTV that DirecTV was in breach of the agreement in numerous respects. We advised DirecTV that unless the breaches were cured, we would exercise our termination rights under the agreement. On July 13, 2001, we terminated the Seamless Marketing Agreement. On July 16, 2001, we filed a cross-complaint against DirecTV alleging, among other things, that (i) DirecTV has breached the Seamless Marketing Agreement, and (ii) DirecTV has engaged in unlawful and/or unfair business practices, as defined in Section 17200, et seq. of California Business and Professions Code. Pursuant to the terms of the Seamless Consumer Agreement dated August 9, 2001, as amended, between DirecTV, on the one hand, and Pegasus Satellite Television and Golden Sky Systems, on the other hand, either party is entitled to terminate the Seamless Consumer Agreement upon written notice provided within the 90 day period following the termination of the Seamless Marketing Agreement. The Seamless Consumer Agreement enables Pegasus to provide its customers with premium services HBO, Showtime, Cinemax and The Movie Channel, as well as certain other programming pending the outcome of the DirecTV litigation.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PEGASUS MEDIA & COMMUNICATIONS, INC.


                                       By:  /s/ Scott A. Blank
                                          ---------------------------------
                                            Scott A. Blank
                                            Senior Vice President

July 17, 2001